Exhibit 99.(e)(1)

DISTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered into as of November 14, 2025, by and between WisdomTree Digital Trust, a Delaware statutory trust (the “Trust”) and WisdomTree Securities, Inc., a Delaware limited liability company (the “Distributor”).

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interest (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Trust desires to retain the Distributor as principal underwriter in connection with the offering of the Shares of each series of the Trust listed on Exhibit A hereto (as amended from time to time) (each a “Fund” and collectively the “Funds”);

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, this Agreement has been approved by a vote of the Trust’s board of trustees (the “Board”) and its independent trustees in conformity with Section 15(c) of the 1940 Act; and

WHEREAS, the Distributor is willing to act as principal underwriter for the Trust on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.          Appointment of Distributor. The Trust hereby appoints the Distributor as its principal underwriter for the distribution of Shares of the Funds, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.          Services and Duties of the Distributor.

A.       The Distributor agrees to act as the principal underwriter of the Trust for the distribution of the Shares of the Funds, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term “Prospectus” shall mean the current prospectus, including the statement of additional information, as both may be amended or supplemented, relating to any of the Funds and included in the currently effective registration statement(s) or post-effective amendment(s) thereto (the “Registration Statement”) of the Trust under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

B.       During the continuous public offering of Shares of the Funds, the Distributor shall use commercially reasonable efforts to distribute the Shares. All orders for Shares shall be made through financial intermediaries or submitted directly to the applicable Fund or its designated agent. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus. The Trust or its designated agent will confirm orders and subscriptions upon receipt, will make appropriate book entries and, upon receipt of payment therefor, will issue the appropriate number of Shares in uncertificated form.

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C.       [Reserved]

D.       The Distributor shall maintain membership with the National Securities Clearing Corporation (“NSCC”) and any other similar successor organization to sponsor a participant number for the Funds so as to enable the Shares to be traded through NSCC’s Fund/SERV System (“FundSERV”). The Trust acknowledges and agrees that the Distributor shall not be responsible for any operational matters associated with FundSERV or Networking transactions, including but not limited to taking orders from financial intermediaries.

E.       The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations regarding the Funds other than as contained in the Prospectus and any marketing materials specifically approved by the Trust or the investment adviser to the Fund(s).

F.       [Reserved]

G.       The Distributor agrees to (i) review and approve as principal all proposed sales and marketing materials provided by the Trust for compliance with applicable Securities and Exchange Commission (“SEC”) and FINRA advertising rules and regulations, and shall file with FINRA those marketing materials it believes are in compliance with such applicable laws and regulations, or as required by the 1933 Act and 1940 Act, and the rules promulgated thereunder, or other applicable rules or regulation, or as otherwise reasonably requested by the Trust; and (ii) make available, use and maintain the Distributor’s proprietary internet-based marketing/advertising web portal (or such other/additional web portal made available by the Distributor) (“Web Portal”). The parties anticipate that the uploading of marketing and advertising materials by Trust officers or the Funds’ investment adviser, the review, comment and sign-off by Distributor, posting of FINRA comment and response letters and all other activities associated with the foregoing will generally occur through the Web Portal. The Distributor agrees to furnish to the Trust any comments provided by regulators with respect to such marketing materials.

H.       [Reserved]

I.       At the request of the Trust, the Distributor shall enter into the Standard Dealer Agreement (as defined below), and may, subject to Section 10 herein, enter into non-standard dealer agreements with financial intermediaries as the Trust may select, in order that such broker-dealers and other intermediaries may sell Shares of the Funds. The Fund’s form of dealer agreement and/or selling agreement shall in a form similar to that attached at Exhibit B and shall be approved by the Board (“Standard Dealer Agreement”).

J.       The parties acknowledge that no Fund has adopted a plan pursuant to Rule 12b-1 under the 1940 Act (“Plan”). Accordingly, the Trust acknowledges and agrees that the Distributor shall not be obligated to make any payments to any broker-dealers, other financial intermediaries or other third parties, whether for distribution services or otherwise.

K.       The Distributor shall not be obligated to sell any certain number of Shares.

L.       The Distributor agrees to make available, at the Trust’s request, one or more members of its staff (including senior staff members) to attend meetings of the Board in order to provide information with regard to the ongoing distribution process and for such other purposes as may be requested by the Board including, without limitation, annual Section 15(c) responses, a quarterly Distributor update report and such other reporting materials as may be requested by the Board or the investment adviser for periodic review.

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M.       [Reserved]

N.       The Distributor has as of the date hereof, and shall at all times have and maintain, net capital of not less than that required by Rule 15c3-1 under the 1934 Act, or any successor provision thereto. In the event that the net capital of the Distributor shall fall below that required by Rule 15c3-1, or any successor provision thereto, the Distributor shall promptly provide notice to the Trust and the investment adviser of such event.

O.       As applicable to the Distributor in its role as principal underwriter for the Trust and in accordance with applicable laws: (i) the Distributor agrees to maintain, and preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, such records as are required to be maintained by Rule 31a-1(d) under the 1940 Act unless any such records are earlier surrendered as provided below; (ii) the Distributor agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request; (iii) records may be surrendered in either written or machine-readable form, at the option of the Trust; (iv) upon the reasonable request of the Trust, copies of any such books and records shall be provided by the Distributor; (v) the Distributor shall assist the Trust and its agents or, upon approval of the Trust, any regulatory or self-regulatory body, in any requested review of the Trust’s books and records, and reports by the Distributor, its independent accountants or other independent reviewer concerning its accounting system and internal auditor controls will be open to such entities for audit or inspection upon reasonable request.

P.       The Distributor agrees to maintain compliance policies and procedures (a “Compliance Program”) that are reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 of the 1940 Act) with respect to the Distributor’s services under this Agreement, and to provide any and all information with respect to the Compliance Program, including without limitation, information and certifications with respect to material violations of the Compliance Program and any material deficiencies or changes therein, as may be reasonably requested by the Trust’s Chief Compliance Officer or Board.

Q.       The Distributor shall provide certifications to the Trust upon reasonable request in order to assist the Trust in complying with certain rules.

R.       The Distributor shall take reasonable steps to minimize service interruptions in the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Distributor’s control. The Distributor shall maintain in effect at all times during the term of this Agreement a business continuity plan, including internal systems or arrangements with appropriate parties making reasonable provision for (i) periodic back-up of the computer files and data with respect to the Trust and (ii) emergency use of electronic data processing equipment to provide services under this Agreement. Upon reasonable request, the Distributor shall discuss with the Trust any business continuity/disaster recovery plan of the Distributor and/or provide presentations regarding such plan.

S.       The Distributor shall at all times act in good faith and agrees to exercise the care and expertise of a leading provider of distribution services in carrying out the provisions of this Agreement and use all reasonable efforts (or such higher standard set forth herein) in performing the services under this Agreement.

T.       The Distributor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

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U.       The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

V.       The Distributor may enter into agreements (“Subcontracts”) with qualified third parties to carry out some or all of the Distributor’s obligations under this Agreement, with the prior written consent of the Trust, such consent not to be unreasonably withheld; provided that execution of a Subcontract shall not relieve the Distributor of any of its responsibilities hereunder.

W.       The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

X.       Notwithstanding anything herein to the contrary, the Distributor shall not be required to register as a broker or dealer in any specific jurisdiction or to maintain its registration in any jurisdiction in which it is now registered.

Y.       The Distributor undertakes to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor.

3.             Duties of the Trust.

A.       The Trust agrees to redeem or repurchase Shares tendered by shareholders of the Funds in accordance with the Trust’s obligations in the Prospectus and the Registration Statement. The Trust reserves the right to suspend such repurchase right upon written notice to the Distributor.

B.       The Trust shall take, or cause to be taken, all necessary action to register the Shares under the federal and all applicable state securities laws and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Trust authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

C.        The Trust agrees to advise the Distributor promptly in writing:

(i)	of any material action, correspondence, or other communication by the Securities and Exchange Commission (“SEC”) or its staff relating to the Funds, including requests by the SEC for amendments to the Registration Statement or Prospectus;

(ii)	in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

(iii)	of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading;

(iv)	in the event that it determines to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise or to suspend the redemption of Shares of any Fund at any time as permitted by the 1940 Act or the rules of the SEC; and

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(v)	of the commencement of any material litigation or proceedings against the Trust or any of its officers or directors in connection with the issue and sale of any of the Shares.

D.       The Trust shall file such reports and other documents as may be required under applicable federal and state laws and regulations, including state blue sky laws, and shall notify the Distributor in writing of the states in which the Shares may be sold and of any changes to such information.

E.       The Trust agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

F.       The Trust shall reasonably cooperate in the efforts of the Distributor to distribute the Shares. In addition, the Trust shall keep the Distributor reasonably informed of its affairs related to the activities contemplated by this Agreement and shall provide to the Distributor from time to time copies of all information, financial statements, and other material that the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may reasonably request. The Trust shall forward a copy of any SEC filings to the Distributor within one business day of any such filings. The Trust represents that it will not use or authorize the use of any marketing materials for a Fund unless and until such marketing materials have been approved and authorized for use by the Distributor.

G.       The Trust shall provide and cause each other agent or service provider to the Trust, including the Trust’s transfer agent and investment adviser, to provide to Distributor in a timely and accurate manner all such information (and in such reasonable medium) that the Distributor may reasonably request that is necessary for the Distributor to perform its duties under this Agreement.

H.       The Trust shall not file any amendment to the Registration Statement or Prospectus that materially amends any provision therein which pertains to Distributor, the distribution of the Shares or the applicable sales loads or public offering price without giving Distributor reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

I.       The Trust shall not list the Distributor as the principal underwriter or distributor in any post-effective amendment to the Registration Statement, which is filed for the purpose of creating a new Fund, without receiving prior written permission from the Distributor (which permission shall not be unreasonably withheld). At or before such time as a new Fund becomes effective, Trust and Distributor agree to amend this Agreement for purposes of updating Exhibit A.

4.             Representations and Warranties of the Trust.

A.	The Trust hereby represents and warrants to the Distributor, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)	it is duly organized and existing and in good standing under the laws of its jurisdiction of incorporation/organization and is registered as an open-end management investment company under the 1940 Act;

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(ii)	this Agreement has been duly authorized, executed and delivered by the Trust and, when executed and delivered, will constitute a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)	it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws/operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(iv)	the Shares are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable;

(v)	the Registration Statement and Prospectus included therein have been prepared in conformity with the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder;

(vi)	the Registration Statement and Prospectus and any marketing materials prepared by the Trust or its agent do not and shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor pursuant to this Agreement shall be true and correct in all material respects; and

(vii)	the Trust owns, possesses, licenses or has other rights to use all patents, patent applications, trademarks and service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Intellectual Property”) necessary for or used in the conduct of the Trust’s business and for the offer, issuance, distribution and sale of the Shares in accordance with the terms of the Prospectus and this Agreement, and such Intellectual Property does not and will not breach or infringe the terms of any Intellectual Property owned, held or licensed by any third party.

(viii)	the Registration Statement and Prospectus do not and shall not contain any reference to any Fund adopting a Plan.

B.	The Trust has adopted policies and procedures pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Trust (and relevant agents) shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent the unauthorized access to or use of, records and information relating to the Trust and the owners of the Shares.

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5.             Representations and Warranties of the Distributor.

A.       The Distributor hereby represents and warrants to the Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)	it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii)	this Agreement has been duly authorized, executed and delivered by the Distributor and, when executed and delivered, will constitute a valid and legally binding obligation of the Distributor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)	it is conducting its business and shall perform its duties hereunder in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted and to perform its duties hereunder; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(iv)	it is and will remain registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA;

(v)	it has in place and will continue to have in place compliance policies and procedures reasonably designed to prevent violations of the Federal Securities Laws as that term is defined in Rule 38a-1 under the 1940 Act;

(vi)	it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

(vii)	it will promptly notify the Trust in the event it is for any reason unable to perform any of its obligations under this Agreement;

(viii)	it will promptly notify the Trust, except as may be prohibited by applicable law, of any legal, regulatory or administrative proceedings that have been instituted, which would materially impair the Distributor’s ability to perform its duties and obligations under this Agreement; and

(ix)	the various procedures and systems which it has implemented in safeguarding from loss or damage attributable to fire, theft or any other cause, the Trust’s records and other data and the Distributor’s records, data equipment facilities and other property used in the performance of its obligations hereunder are adequate and it will make such changes therein from time to time as it may deem reasonably necessary for the secure performance of its obligations hereunder.

B.       In connection with all matters relating to this Agreement, the Distributor will comply with the applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA and all other applicable federal or state laws and regulations to the extent such laws, rules, and regulations relate to Distributor’s role as the principal underwriter of the Funds.

C.       The Distributor shall promptly notify the Trust of the commencement of any: (i) material litigation or proceedings against the Distributor or any of its managers, officers or directors in connection with the issue and sale of any of the Shares; and/or (ii) any material action, correspondence, or other communication by the SEC or its staff relating to issue and sale of any of the Shares, including requests by the SEC for amendments to the Registration Statement or Prospectus in relation thereto.

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6.             Compensation.

The Distributor shall be entitled to no compensation or reimbursement of expenses from the Trust for the services provided by the Distributor pursuant to this Agreement. Any such compensation or reimbursement of expenses shall be paid or reimbursed by the Fund’s investment adviser pursuant to an agreement between the investment adviser and the Distributor.

7.             Expenses.

A.       The Trust shall bear all costs and expenses in connection with registration of the Shares with the SEC and the applicable states, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of its Funds, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related marketing material, (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Funds; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Trust pursuant to Section 3(D) hereof.

B.       The Distributor shall bear all of its own costs and expenses, including (i) the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification; and (ii) the expenses incurred by the Distributor in connection with routine FINRA filing fees. In addition, the Distributor shall bear all other expenses incurred in connection with the services contemplated herein, except as specifically provided in this Agreement.

8.	Limitation of Liability - Distributor.

A.       The Distributor shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by the Distributor in writing.

B.        Provided the Distributor is otherwise acting in accordance with Section 2.S., the Distributor shall not be liable for any action taken or failure to act in good faith or reasonable reliance upon:

i.	the written advice of the Trust, or counsel to the Trust;

ii.	any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction (the Distributor shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction);

iii.	any written instruction or certified copy of any resolution of the Board, and the Distributor may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by the Distributor to have been validly executed; or

iv.	any signature, written instruction, written request, letter of transmittal, certificate, opinion of counsel, written statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by the Distributor to be genuine and to have been signed or presented by the Trust or other proper party or parties; and the Distributor shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof which the Distributor reasonably believes in good faith to be genuine.

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9.             Indemnification.

A.       The Trust shall indemnify, defend and hold the Distributor, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Distributor Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the reasonable costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable and documented counsel fees incurred in connection therewith) (collectively, “Losses”) that any Distributor Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or relating to (i) the Distributor serving as distributor of the Funds pursuant to this Agreement and in accordance with the terms and conditions of this Agreement; (ii) the Trust’s material breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (iii) the Trust’s failure to comply in all material respects with any applicable securities laws or regulations; or (iv) any claim that the Registration Statement, Prospectus, shareholder reports, marketing materials specifically approved by the Trust and its investment adviser or other information filed or made public by the Trust (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the 1933 Act, or any other statute or the common law any violation of any rule of FINRA or of the SEC or any other jurisdiction wherein Shares of the Funds are sold, provided, however, that the Trust’s obligation to indemnify any of the Distributor Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such marketing material in reasonable reliance upon and in conformity with information relating to the Distributor and furnished to the Trust or its counsel by the Distributor in writing for use in such Registration Statement, Prospectus, annual or interim report, or any marketing materials. In no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

B.       The Distributor shall indemnify, defend and hold the Trust, its affiliates, and each of their respective directors, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Trust Indemnitees”), free and harmless from and against any and all Losses that any Trust Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon (i) the Distributor’s material breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) the Distributor’s failure to comply in all material respects with any applicable securities laws or regulations; or (iii) any claim that the Registration Statement, Prospectus, marketing materials or other information filed or made public by the Trust (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reasonable reliance upon, and in conformity with, information furnished to the Trust by the Distributor in writing for use in such Registration Statement, Prospectus, marketing materials or other information filed or made public by the Trust. In no event shall anything contained herein be so construed as to protect the Trust against any liability to the Distributor to which the Trust would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

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C.       In no case (i) is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).

D.       Failure by the indemnified party to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party. In the event that indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by them.

E.       No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of Section 9(a) or 9(b) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action.

F.       No person shall be obligated to provide indemnification under this Section 9 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the FINRA; provided, however, in such event indemnification shall be provided under this Section 9 to the maximum extent so permissible.

10.           Conversions; Dealer Agreement Indemnification.

A.        Conversions. If applicable, the Trust acknowledges and agrees that the Distributor may enter into, assume, or become a party to, certain dealer and/or selling agreements (“Conversion Agreement”) as the result of the conversion of the Trust to Distributor from another principal underwriter or distributor. Such Conversion Agreements may contain certain obligations or duties more appropriately allocated to the Funds’ transfer agent, the Funds’ adviser, or one of the Funds’ other service providers. The Trust agrees to perform, or cause to perform, any and all duties and obligations under those Conversion Agreements to the extent that such duties and obligations are not required to be performed by the Distributor under the Standard Dealer Agreement (“Non-Standard Duties”).

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B.       Non-Standard Dealer Agreements. The Trust acknowledges and agrees that, subject to review and approval by the Trust, the Distributor may enter into dealer and/or selling agreements (“Non-Standard Dealer Agreements”) that contain certain representations, duties, undertakings and indemnification that are not included in the Standard Dealer Agreement, or lack certain representations, duties, and indemnification included in the Standard Dealer Agreement (“Non-Standard Obligations,” and collectively with Non-Standard Duties, “Non-Standard Obligations”). The Trust agrees to perform, or cause to perform, all such Non-Standard Obligations under any Non-Standard Dealer Agreement. For the avoidance of doubt, any dealer or selling agreement that materially deviates from the Standard Dealer Agreement shall be considered a “Non-Standard Dealer Agreement.”

C.       Indemnification. To the extent that the Distributor (i) assumes, or becomes a party to, any Conversion Agreement, or (ii) after the review and approval by the Trust, enters into any Non-Standard Dealer Agreement, the Trust shall indemnify, defend and hold the Distributor Indemnitees free and harmless from and against any and all Losses that any Distributor Indemnitee may incur arising out of or relating to (a) any failure to perform any Non-Standard Obligations under any Conversion Agreement or Non-Standard Dealer Agreement; (b) any representations made by the Distributor in any Non-Standard Dealer Agreement or Conversion Agreement to the extent that the Distributor is not required to make such representations in the Standard Dealer Agreement; (c) any indemnification provided by the Distributor under a Conversion Agreement or Non-Standard Dealer Agreement to the extent that such indemnification is beyond the indemnification that the Distributor provides to intermediaries in the Standard Dealer Agreement. In no event shall anything contained herein be so construed as to protect the Distributor Indemnitee against any liability to the Trust or its shareholders to which such Distributor Indemnitee would otherwise be subject by reason of its willful misfeasance, bad faith, or gross negligence in the performance or reckless disregard of its obligations or duties under the Non-Standard Dealer Agreement to the extent that such duties and obligations are the responsibility of the Distributor in the Standard Dealer Agreement.

11.           Limitations on Damages. Neither party shall be liable for any consequential, special or indirect losses or damages suffered by the other party, whether or not the likelihood of such losses or damages was known by the party.

12.           Force Majeure. Neither party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, acts of nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; provided, however, that in each specific case such circumstance shall be beyond the reasonable control of the party seeking to apply this force majeure clause.

13.           Duration and Termination.

A.       This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Exhibit A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the vote of a majority of members of the Board who are not parties to this Agreement or interested persons of any such party, or (ii) the vote of a majority of the outstanding voting securities of a Fund, in accordance with Section 15 of the 1940 Act.

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B.       Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund (i) through a failure to renew this Agreement at the end of a term or (ii) upon mutual consent of the parties. Further, this Agreement may be terminated upon no less than 60 days’ written notice, by either the Trust through a vote of a majority of the members of the Board who are not parties to this Agreement or interested persons of any such party or by vote of a majority of the outstanding voting securities of a Fund, or by the Distributor.

C.       This Agreement will automatically terminate in the event of its assignment.

D.       As soon as reasonably practicable following the termination or expiration of this Agreement, the Distributor agrees to transfer such records and related supporting documentation as are held by it under this Agreement to any replacement provider of the services or to such other person as the Trust may direct. If directed by the Trust, the Distributor will provide the services hereunder until a replacement distributor is in place, for a reasonable period of time up to nine (9) months, subject to the terms of this Agreement, including compensation. The Distributor will also provide reasonable assistance to its successor, for such transfer, subject to the payment of such reasonable expenses and charges as the Distributor customarily charges for such assistance.

E.       Termination of this Agreement with respect to any one particular Fund shall in no way affect the rights and duties under this Agreement with respect to the Trust or any other Fund.

14.           Anti-Money Laundering Compliance.

A.       Each of Distributor and Trust acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects to the extent applicable to it.

B.       Each of Distributor and Trust agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”). Distributor undertakes that it will grant to the Trust, the Trust’s anti-money laundering compliance officer and appropriate regulatory agencies, reasonable access to copies of Distributor’s AML Operations, and related books and records to the extent they pertain to the Distributor’s services hereunder. It is expressly understood and agreed that the Trust and the Trust’s compliance officer shall have no access to any of Distributor’s AML Operations, books or records pertaining to other Trusts or services of Distributor.

15.           Privacy. In accordance with Regulation S-P, the Distributor will not disclose any non-public personal information, as defined in Regulation S-P, received from the Trust or any Fund regarding any Fund shareholder; provided, however, that the Distributor may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Distributor. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Funds.

The Trust represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide to the Distributor a copy of that statement annually. The Distributor agrees to use reasonable precautions to protect, and prevent the unintentional disclosure of, such non-public personal information.

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16.           Confidentiality. During the term of this Agreement, the Distributor and the Trust may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and Trusts. As used in this Agreement, “Confidential Information” means information belonging to the Distributor or the Trust which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information does not include: (i) information that was known to the receiving party before receipt thereof from or on behalf of the disclosing party; (ii) information that is disclosed to the receiving party by a third person who has a right to make such disclosure without any obligation of confidentiality to the party seeking to enforce its rights under this Section; (iii) information that is or becomes generally known in the trade without violation of this Agreement by the receiving party; or (iv) information that is independently developed by the receiving party or its employees or affiliates without reference to the disclosing party’s information.

Each party will protect the other’s Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other party’s Confidential Information other than in connection with its obligations hereunder. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by any Agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and unless otherwise prohibited by law and will cooperate with the other party (at such other party’s expense) in any efforts to prevent such disclosure. The parties agree that the procedures and restrictions set forth herein shall not apply to disclosures of Confidential Information to Distributor’s applicable regulatory authorities in connection with routine regulatory examinations or requests for information with respect to which Distributor shall be permitted to disclose such Confidential Information necessary to respond to such examinations or requests. The Distributor will advise such regulatory authorities of the confidential nature of such information.

17.           Notices. Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, email, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

(i) To Distributor:	(ii) If to the Trust:
WisdomTree Securities Attn: Legal Department 250 West 34th Street, 3rd Floor New York, NY 10119 Email: legalnotice@wisdomtree.com	WisdomTree Digital Trust Attn: Legal Department 250 West 34th Street, 3rd Floor New York, NY 10119 Email: legalnotice@wisdomtree.com

18.           Modifications. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Trust. If required under the 1940 Act, any such amendment must be approved by the Board, including a majority of the Board who are not interested persons, as such term is defined in the 1940 Act, of any party to this Agreement, by vote cast in person at a meeting for the purpose of voting on such amendment.

19.           Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

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20.           Insurance. The Distributor will maintain at its expense an errors and omissions insurance policy adequate to cover services provided by the Distributor hereunder. Upon the Trust’s reasonable request, which in no event shall be more than once annually, the Distributor shall furnish to the Trust a summary of the Distributor’s applicable insurance coverage. The Distributor shall notify the Trust of any material claims against it, whether or not covered by insurance.

21.           Limitation of Liability - Trust. This Agreement is executed by or on behalf of the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. Separate and distinct records are maintained for each Fund and the assets associated with any such Fund are held and accounted for separately from the other assets of the Trust, or any other Fund of the Trust. The debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Fund of the Trust shall be enforceable against the assets of that Fund only, and not against the assets of the Trust generally or any other Fund, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally or any other Fund shall be enforceable against the assets of that Fund. The Trust’s Agreement and Declaration of Trust is on file with the Trust.

22.          Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

23.          Survival. The provisions of Sections 6, 7, 8, 9, 10, 11, 15, 16, and 23 of this Agreement shall survive any termination of this Agreement.

24.          Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement has been negotiated and executed by the parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

25.          Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same document.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

	WISDOMTREE SECURITIES, INC.		WISDOMTREE DIGITAL TRUST

By:	/s/ R. Jarrett Lilien	By:	/s/ Stuart Bell
Name:	R. Jarrett Lilien	Name:	Stuart Bell
Title:	President	Title:	President

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EXHIBIT A

Fund Names

WisdomTree Short-Term Treasury Digital Fund

WisdomTree 3-7 Year Treasury Digital Fund

WisdomTree 7-10 Year Treasury Digital Fund

WisdomTree Long-Term Treasury Digital Fund

WisdomTree Floating Rate Treasury Digital Fund

WisdomTree TIPS Digital Fund

WisdomTree 500 Digital Fund

WisdomTree Technology & Innovation 100 Digital Fund

WisdomTree Short-Duration Income Digital Fund

WisdomTree Treasury Money Market Digital Fund

WisdomTree Siegel Global Equity Digital Fund

WisdomTree Siegel Longevity Digital Fund

WisdomTree Siegel Moderate Digital Fund

WisdomTree Private Credit and Alternative Income Digital Fund

WisdomTree Equity Premium Income Digital Fund

A-1

EXHIBIT B

WISDOMTREE SECURITIES, INC.

DEALER AGREEMENT

WISDOMTREE DIGITAL TRUST

This agreement is made and effective as of this _____ day of _________________, 20__, by and between WisdomTree Securities, Inc. (“Distributor”) and [DEALER NAME] (“Dealer” and, together with Distributor, the “Parties”);

WHEREAS, WisdomTree Digital Trust (the “Company”) is registered under the Investment Company Act of 1940 (“1940 Act”), as an open-end management investment company and is authorized to issue shares of beneficial interest (“Shares”) in separate series as listed on Appendix A (each, a “Fund”), as amended by Distributor from time to time;

WHEREAS, Distributor serves as principal underwriter in connection with the offering and sale of the Shares pursuant to a distribution agreement (“Distribution Agreement”); and

WHEREAS, Dealer desires to serve as a selected dealer of the Funds;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.          Dealer. Dealer represents that it is a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described in this agreement and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”). Dealer agrees that it is responsible for determining the suitability of any Shares as investments for its customers and that Distributor has no responsibility for such determination. Dealer shall maintain all records required by Applicable Laws (as defined below) or that are otherwise reasonably requested by Distributor relating to Dealer’s transactions in Shares. In addition, Dealer shall notify Distributor immediately in the event Dealer’s status as a member of FINRA or SIPC changes. Dealer shall at all times comply with (i) the provisions of this agreement related to compliance with all applicable rules and regulations and (ii) the terms of each registration statement and prospectus for the Funds.

2.          Qualification of Shares. The Fund will make available to Dealer a list of the states or other jurisdictions in which Shares are registered for sale or are otherwise qualified for sale, which may be revised by the Fund from time to time. Dealer will make offers of Shares to its customers only in those states and will ensure that it (including its associated persons) is appropriately licensed and qualified to offer and sell Shares in any state or other jurisdiction that requires such licensing or qualification in connection with its activities.

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3.          Orders. All orders Dealer submits for transactions in Shares shall reflect orders received from its customers or shall be for its account for its own bona fide investment. Dealer will date and timestamp its customer orders and forward them promptly each day and in any event prior to the time required by the applicable Fund prospectus (the “Prospectus,” which for purposes of this agreement includes the Statement of Additional Information incorporated therein). As agent for its customers, Dealer shall not withhold placing customers’ orders for any Shares so as to profit Dealer or its customers as a result of such withholding. Dealer is hereby authorized to: (i) place its orders directly with the Company for the purchase of Shares and (ii) tender Shares directly to the Company for redemption, in each case subject to the terms and conditions set forth in the Prospectus and any operating procedures and policies established by Distributor or the Fund (directly or through its transfer agent) from time to time. All purchase orders Dealer submits are subject to acceptance or rejection, and Distributor reserves the right to suspend or limit the sale of Shares. Dealer is not authorized to make any representations concerning Shares except such representations as are contained in the Prospectus and in such supplemental written information that the Fund or Distributor (acting on behalf of the Fund) may provide to Dealer with respect to a Fund. All orders that are accepted for the purchase of Shares shall be executed at the next determined public offering price per share (i.e., the net asset value (“NAV”) per share plus the applicable sales load, if any) and all orders for the redemption of Shares shall be executed at the next determined NAV per share and subject to any applicable redemption fee or contingent deferred sales load, in each case as described in the Prospectus.

4.          Compliance with Applicable Laws; Distribution of Prospectus and Reports; Confirmations. In connection with its respective activities hereunder, each Party shall abide by the Conduct Rules of FINRA and all other rules of self-regulatory organizations of which it is a member, as well as all laws, rules and regulations, including federal and state securities laws, that are applicable to it (and its associated persons) from time to time in connection with its activities hereunder (“Applicable Laws”). Dealer is authorized to distribute to Dealer’s customers the current Prospectus, as well as any supplemental sales material received from the Fund or Distributor (acting on behalf of the Fund) (on the terms and for the period specified by Distributor or stated in such material). Dealer is not authorized to distribute, furnish or display any other sales or promotional material relating to a Fund without Distributor’s prior written approval, but Dealer may identify the Funds in a listing of mutual funds available through Dealer to its customers. Unless otherwise mutually agreed in writing, Dealer shall deliver or cause to be delivered to each customer who purchases Shares from or through Dealer, copies of all annual and interim reports, proxy solicitation materials, and any other information and materials relating to such Funds and prepared by or on behalf of the Funds or Distributor. If required by Rule 10b-10 under the Securities Exchange Act or other Applicable Laws, Dealer shall send or cause to be sent confirmations or other reports to its customers containing such information as may be required by Applicable Laws.

5.          Sales Charges and Concessions. Dealer acknowledges that there are no dealer allowances, concessions, sales charges or other compensation set forth in the Prospectus.

6.          Transactions in Shares. With respect to all orders Dealer places for the purchase of Shares, unless otherwise agreed, settlement shall be made with the Company within three (3) business days after acceptance of the order. If payment is not so received or made, the transaction may be cancelled. In this event or in the event that Dealer cancels the trade for any reason, Dealer shall be responsible for any loss resulting to the Funds or to Distributor from Dealer’s failure to make payments as aforesaid. Dealer shall not be entitled to any gains generated thereby. Dealer also assumes responsibility for any loss to a Fund caused by any order placed by Dealer on an “as-of” basis subsequent to the trade date for the order and will immediately pay such loss to the Fund upon notification or demand. Such orders shall be acceptable only as permitted by the Company and shall be subject to the Company’s policies pertaining thereto, which may include receipt of an executed Letter of Indemnity in a form acceptable to the Fund and/or to Distributor prior to the Company’s acceptance of any such order.

7.          Accuracy of Orders; Customer Signatures. Dealer shall be responsible for the accuracy, timeliness and completeness of any orders transmitted by it on behalf of its customers by any means, including wire or telephone. In addition, Dealer shall guarantee the signatures of its customers when such guarantee is required by the Company, and Dealer shall indemnify and hold harmless all persons, including Distributor and the Funds’ transfer agent, from and against any and all loss, cost, damage or expense suffered or incurred in reliance upon such signature guarantee.

B-2

8.          Indemnification. Dealer shall indemnify and hold harmless Distributor and Distributor’s officers, directors, agents and employees from and against any claims, liabilities, expenses (including reasonable attorneys’ fees) and losses (collectively, the “Losses”) resulting from any breach by Dealer of any provision of this agreement.

Distributor shall indemnify and hold harmless Dealer and Dealer’s officers, directors, agents and employees from and against any Losses resulting from (i) any breach by Distributor of any provision of this agreement or (ii) any untrue statement of a material fact set forth in a Fund’s Prospectus or supplemental sales material provided to Dealer by Distributor (and used by Dealer on the terms and for the period specified by Distributor or stated in such material), or omission to state a material fact required to be stated therein to make the statements therein not misleading.

9.          Anti-Money Laundering Compliance. Each Party acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each Party represents and warrants that it is in compliance with and will continue to comply with the AML Acts and applicable rules thereunder (“AML Laws”), including FINRA Rule 3310, in all relevant respects. Dealer shall cooperate with Distributor to satisfy AML due diligence policies of the Company and Distributor, which may include annual compliance certifications and periodic due diligence reviews and/or other requests deemed necessary or appropriate by Distributor or the Company to ensure compliance with AML Laws. Dealer also shall provide for screening its own new and existing customers against the Office of Foreign Assets Control list and any other government list that is or becomes required under the AML Acts.

10.          Privacy. The Parties agree that any Non-Public Personal Information, as the term is defined in Regulation S-P (“Reg S-P”) of the Securities and Exchange Commission, that may be disclosed hereunder is disclosed for the specific purpose of permitting the other Party to perform the services set forth in this agreement. Each Party will, with respect to such information, comply with Reg S-P and will not disclose any Non-Public Personal Information received in connection with this agreement to any other party, except to the extent required to carry out the services set forth in this agreement or as otherwise permitted by law.

11.          Distribution and/or Service Fees. Dealer acknowledges that the Funds’ board (the “Board”) has not adopted a Distribution Plan and/or Service Plan.

12.          Order Processing. In accordance with NASD Notice to Members 03-50 (reminding members of their responsibility to ensure that they have in place policies and procedures reasonably designed to detect and prevent the occurrence of mutual fund transactions that would violate Rule 22c-1 under the 1940 Act, FINRA Rule 2010 and other applicable rules and regulations), Dealer represents that it has reviewed its policies and procedures to ensure that they are adequate with respect to preventing violations of law and prospectus requirements related to timely order-taking and market timing activity, in that such policies and procedures prevent (i) the submission of any order received after the deadline for submission of orders in each day that are eligible for pricing at that day’s NAV per share and (ii) the purchase of Shares by an individual or entity whose stated objectives are not consistent with the stated policies of a Fund in protecting the best interests of longer-term investors, particularly where such investor may be seeking market timing or arbitrage opportunities through such purchase. Dealer represents that it will be responsible for the collection and payment to the Company of any Redemption Fees based upon the terms outlined in the Company’s prospectus.

13.          Amendments. This agreement may be amended from time to time by the following procedure. Distributor will mail a copy of the amendment to Dealer at Dealer’s address shown below or as registered as Dealer’s main office from time to time with FINRA. If Dealer does not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of this agreement. Dealer’s objection must be in writing and be received by Distributor within such fifteen (15) days. All amendments shall be in writing and, except as provided above, executed by both Parties.

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14.          Termination. This agreement may be terminated by either Party, without penalty, upon ten (10) days’ prior written notice to the other Party. Dealer’s suspension or expulsion from FINRA will automatically terminate this agreement without notice. Any unfulfilled obligations hereunder, and all obligations of indemnification, shall survive the termination of this agreement.

15.             Assignment. This agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign this agreement nor any rights, privileges, duties or obligations hereunder without the prior written consent of the other Party, except that Distributor may assign or transfer this agreement to any broker-dealer which becomes the underwriter of the Company without obtaining Dealer’s written consent. For the avoidance of doubt, the Parties agree that a change of control of the Distributor shall not constitute an assignment of this agreement.

16.          Notices. All notices and other communications to Distributor shall be sent to it at Three Canal Plaza, Suite 100, Portland, ME 04101, Attn: Legal Department, or at such other address as Distributor may designate in writing. All notices and other communications to Dealer shall be sent to it at the address set forth below or at such other address as Dealer may designate in writing. All notices required or permitted to be given pursuant to this agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, electronic mail, or by facsimile or similar means of same-day delivery.

17.          Authorization. Each Party represents to the other that (i) all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this agreement as contemplated herein and (ii) the individual that has signed this agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of it with respect to the execution of this agreement.

18.          Directed Brokerage Prohibitions. Neither Party shall direct Fund portfolio securities transactions or related remuneration to compensate Dealer for any promotion or sale of Shares under this agreement. Distributor also will not directly or indirectly compensate Dealer in contravention of Rule 12b-1(h) of the 1940 Act.

19.          Shareholder Information. Dealer shall comply with the requirements set forth on Appendix B regarding the provision of shareholder information pursuant to Rule 22c-2 of the 1940 Act.

20.          Arbitration. Any controversy or claim arising out of or relating to this agreement, or any breach thereof, shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedure. Any arbitration shall be conducted in New York, New York, and each arbitrator shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

21.             No Obligation of Payment. For the avoidance of doubt, and notwithstanding anything to the contrary herein, Distributor shall not be obligated to make any payments pursuant to this agreement.

22.          Miscellaneous. This agreement supersedes any other agreement between the Parties with respect to the offer and sale of Shares and other matters covered herein. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This agreement may be executed in any number of counterparts, which together shall constitute one instrument. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles and shall bind and inure to the benefit of the Parties and their respective successors and assigns. This agreement has been negotiated and executed by the Parties in English. In the event any translation of this agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

[Signature Page Follows]

B-4

IN WITNESS WHEREOF, the Parties have caused this agreement to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

WISDOMTREE SECURITIES, INC.

By:

Name:

Title:

[DEALER NAME]

By:

Name:

Title:

Address of Dealer:

Operations Contact:

Name:

Phone:

Email:

B-5

APPENDIX A

WisdomTree Short-Term Treasury Digital Fund

WisdomTree 3-7 Year Treasury Digital Fund

WisdomTree 7-10 Year Treasury Digital Fund

WisdomTree Long-Term Treasury Digital Fund

WisdomTree Floating Rate Treasury Digital Fund

WisdomTree TIPS Digital Fund

WisdomTree 500 Digital Fund

WisdomTree Technology & Innovation 100 Digital Fund

WisdomTree Short-Duration Income Digital Fund

WisdomTree Treasury Money Market Digital Fund

WisdomTree Siegel Global Equity Digital Fund

WisdomTree Siegel Longevity Digital Fund

WisdomTree Siegel Moderate Digital Fund

WisdomTree Private Credit and Alternative Income Digital Fund

WisdomTree Equity Premium Income Digital Fund

B-6

APPENDIX B

Information Regarding the Provision of Shareholder Information Pursuant to Rule 22c-2

(a).        Agreement to Provide Information. Dealer shall provide the Fund, upon request, the taxpayer identification number (“TIN”), if known, (or in the case of a non U.S. shareholder, if the TIN is unavailable, the International Taxpayer Identification Number or other government issued identifier) of any or all Shareholder(s) who have purchased, redeemed, transferred, or exchanged Shares held through an account with Dealer and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Dealer during the period covered by the request.

i.       Period Covered by Request. Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

ii.       Form and Timing of Response. Dealer shall transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than five business days, after receipt of a request. If the requested information is not on the Dealer’s books and records, Dealer shall use best efforts to: (x) provide or arrange to provide to the Fund the requested information from shareholders who hold an account with an indirect intermediary, including a determination on whether any specific person about whom Dealer has received information, is itself a financial intermediary; or (y) if directed by the Fund, restrict or prohibit further purchases or exchanges of Shares by a shareholder who has been identified by the Fund as having engaged in transactions of Shares (directly or indirectly) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund. In such instance, Dealer shall inform the Fund whether it plans to perform (x) or (y). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an “indirect intermediary” has the same meaning as in SEC Rule 22c-2 under the Investment Company Act.

iii.       Limitations on Use of Information. The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Dealer.

(b)       Agreement to Restrict Trading. Dealer shall execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder who has been identified by the Fund as having engaged in transactions of the Shares (directly or indirectly through the Dealer’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

i.       Form of Instructions. Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

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ii.       Timing of Response. Dealer shall execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Dealer.

iii.       Confirmation by Dealer. Dealer must provide written confirmation to the Fund that instructions have been executed. Dealer shall provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

(c)	Definitions. For purposes of this Appendix B:

i.       The term “Fund” includes the fund’s investment adviser, principal underwriter and transfer agent. The term does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940 (the “1940 Act”).1

ii.       The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Dealer.

iii.       The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Dealer in nominee name or, alternatively, for use with retirement plan recordkeepers, the term means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares.

iv.       The term “written” includes electronic writings and facsimile transmissions.

v.       The term “Dealer” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.

________________________

1. As defined in SEC Rule 22c-2(b), the term “excepted fund” means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

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WISDOMTREE SECURITIES, INC.

SELLING GROUP MEMBER AGREEMENT

WISDOMTREE DIGITAL TRUST

This agreement is made and effective as of this _____ day of _________________, 20__, by and between WisdomTree Securities, Inc. (“Distributor”) and [INTERMEDIARY NAME] (“Selling Group Member” or “Intermediary”) and, together with Distributor, the “Parties”);

WHEREAS, WisdomTree Digital Trust (the “Company”) is registered under the Investment Company Act of 1940 (“1940 Act”), as an open-end management investment company and is authorized to issue shares of beneficial interest (“Shares”) in separate series as listed on Appendix A (each, a “Fund”), as amended by Distributor from time to time;

WHEREAS, Distributor serves as principal underwriter in connection with the offering and sale of the Shares pursuant to a distribution agreement (“Distribution Agreement”); and

WHEREAS, Intermediary desires to serve as a selling group member of the Funds;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.       Selling Group Member. Intermediary represents that it is properly qualified under all applicable federal, state and local laws to engage in the business and transactions described in this agreement. In addition, Intermediary agrees to comply with the rules of the Financial Industry Regulatory Authority (“FINRA”) as if they were applicable to Intermediary in connection with its activities under this agreement. Intermediary agrees that it is responsible for determining the suitability of any Shares as investments for its customers and that Distributor has no responsibility for such determination. Intermediary shall maintain all records required by Applicable Laws (as defined below) or that are otherwise reasonably requested by Distributor relating to Intermediary’s transactions in Shares. Intermediary shall at all times comply with (i) the provisions of this agreement related to compliance with all applicable rules and regulations and (ii) the terms of each registration statement and prospectus for the Funds.

2.       Qualification of Shares. The Fund will make available to Intermediary a list of the states or other jurisdictions in which Shares are registered for sale or are otherwise qualified for sale, which may be revised by the Fund from time to time. Intermediary will make offers of Shares to its customers only in those states and will ensure that it (including its associated persons) is appropriately licensed and qualified to offer and sell Shares in any state or other jurisdiction that requires such licensing or qualification in connection with its activities.

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3.       Orders. All orders Intermediary submits for transactions in Shares shall reflect orders received from its customers or shall be for its account for its own bona fide investment. Intermediary will date and timestamp its customer orders and forward them promptly each day and in any event prior to the time required by the applicable Fund prospectus (the “Prospectus,” which for purposes of this agreement includes the Statement of Additional Information incorporated therein). As agent for its customers, Intermediary shall not withhold placing customers’ orders for any Shares so as to profit Intermediary or its customers as a result of such withholding. Intermediary is hereby authorized to: (i) place its orders directly with the Company for the purchase of Shares and (ii) tender Shares directly to the Company for redemption, in each case subject to the terms and conditions set forth in the Prospectus and any operating procedures and policies established by Distributor or the Fund (directly or through its transfer agent) from time to time. All purchase orders Intermediary submits are subject to acceptance or rejection, and Distributor reserves the right to suspend or limit the sale of Shares. Intermediary is not authorized to make any representations concerning Shares except such representations as are contained in the Prospectus and in such supplemental written information that the Fund or Distributor (acting on behalf of the Fund) may provide to Intermediary with respect to a Fund. All orders that are accepted for the purchase of Shares shall be executed at the next determined public offering price per share (i.e., the net asset value (“NAV”) per share plus the applicable sales load, if any) and all orders for the redemption of Shares shall be executed at the next determined NAV per share and subject to any applicable redemption fee, in each case as described in the Prospectus.

4.       Compliance with Applicable Laws; Distribution of Prospectus and Reports; Confirmations. In connection with its respective activities hereunder, each Party shall abide by the Conduct Rules of FINRA and all other rules of self-regulatory organizations of which it is a member, as well as all laws, rules and regulations, including federal and state securities laws, that are applicable to it (and its associated persons) from time to time in connection with its activities hereunder (“Applicable Laws”). Intermediary is authorized to distribute to Intermediary’s customers the current Prospectus, as well as any supplemental sales material received from the Fund or Distributor (acting on behalf of the Fund) (on the terms and for the period specified by Distributor or stated in such material). Intermediary is not authorized to distribute, furnish or display any other sales or promotional material relating to a Fund without Distributor’s prior written approval, but Intermediary may identify the Funds in a listing of mutual funds available through Intermediary to its customers. Unless otherwise mutually agreed in writing, Intermediary shall deliver or cause to be delivered to each customer who purchases Shares from or through Intermediary, copies of all annual and interim reports, proxy solicitation materials, and any other information and materials relating to such Funds and prepared by or on behalf of the Funds or Distributor. If required by Rule 10b-10 under the Securities Exchange Act or other Applicable Laws, Intermediary shall send or cause to be sent confirmations or other reports to its customers containing such information as may be required by Applicable Laws.

5.       Sales Charges and Concessions. [not applicable].

6.       Transactions in Shares. With respect to all orders Intermediary places for the purchase of Shares, unless otherwise agreed, settlement shall be made with the Company within three (3) business days after acceptance of the order. If payment is not so received or made, the transaction may be cancelled. In this event or in the event that Intermediary cancels the trade for any reason, Intermediary shall be responsible for any loss resulting to the Funds or to Distributor from Intermediary’s failure to make payments as aforesaid. Intermediary shall not be entitled to any gains generated thereby. Intermediary also assumes responsibility for any loss to a Fund caused by any order placed by Intermediary on an “as-of” basis subsequent to the trade date for the order and will immediately pay such loss to the Fund upon notification or demand. Such orders shall be acceptable only as permitted by the Company and shall be subject to the Company’s policies pertaining thereto, which may include receipt of an executed Letter of Indemnity in a form acceptable to the Fund and/or to Distributor prior to the Company’s acceptance of any such order.

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7.       Accuracy of Orders; Customer Signatures. Intermediary shall be responsible for the accuracy, timeliness and completeness of any orders transmitted by it on behalf of its customers by any means, including wire or telephone. In addition, Intermediary shall guarantee the signatures of its customers when such guarantee is required by the Company, and Intermediary shall indemnify and hold harmless all persons, including Distributor and the Funds’ transfer agent, from and against any and all loss, cost, damage or expense suffered or incurred in reliance upon such signature guarantee.

8.       Indemnification. Intermediary shall indemnify and hold harmless Distributor and Distributor’s officers, directors, agents and employees from and against any claims, liabilities, expenses (including reasonable attorneys’ fees) and losses (collectively, the “Losses”) resulting from any breach by Intermediary of any provision of this agreement.

Distributor shall indemnify and hold harmless Intermediary and Intermediary’s officers, directors, agents and employees from and against any Losses resulting from (i) any breach by Distributor of any provision of this agreement or (ii) any untrue statement of a material fact set forth in a Fund’s Prospectus or supplemental sales material provided to Intermediary by Distributor (and used by Intermediary on the terms and for the period specified by Distributor or stated in such material), or omission to state a material fact required to be stated therein to make the statements therein not misleading.

9.       Reserved.

10.       Anti-Money Laundering Compliance. Each Party acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each Party represents and warrants that it is in compliance with and will continue to comply with the AML Acts and applicable rules thereunder (“AML Laws”), including FINRA Rule 3310, in all relevant respects. Intermediary shall cooperate with Distributor to satisfy AML due diligence policies of the Company and Distributor, which may include annual compliance certifications and periodic due diligence reviews and/or other requests deemed necessary or appropriate by Distributor or the Company to ensure compliance with AML Laws. Intermediary also shall provide for screening its own new and existing customers against the Office of Foreign Assets Control list and any other government list that is or becomes required under the AML Acts.

11.       Privacy. The Parties agree that any Non-Public Personal Information, as the term is defined in Regulation S-P (“Reg S-P”) of the Securities and Exchange Commission, that may be disclosed hereunder is disclosed for the specific purpose of permitting the other Party to perform the services set forth in this agreement. Each Party will, with respect to such information, comply with Reg S-P and will not disclose any Non-Public Personal Information received in connection with this agreement to any other party, except to the extent required to carry out the services set forth in this agreement or as otherwise permitted by law.

12.       Service Fees. Intermediary acknowledges that the Funds’ board (the “Board”) has not adopted a Distribution Plan and/or Service Plan.

13.       Order Processing. Intermediary represents that it has reviewed its policies and procedures to ensure that they are adequate with respect to preventing violations of law and Prospectus requirements related to timely order-taking and market timing activity, in that such policies and procedures prevent (i) the submission of any order received after the deadline for submission of orders in each day that are eligible for pricing at that day’s NAV per share and (ii) the purchase of Shares by an individual or entity whose stated objectives are not consistent with the stated policies of a Fund in protecting the best interests of longer-term investors, particularly where such investor may be seeking market timing or arbitrage opportunities through such purchase. Intermediary represents that it will be responsible for the collection and payment to the Company of any Redemption Fees based upon the terms outlined in the Company’s Prospectus.

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14.       Amendments. This agreement may be amended from time to time by the following procedure. Distributor will mail a copy of the amendment to Intermediary at Intermediary’s address shown below. If Intermediary does not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of this agreement. Intermediary’s objection must be in writing and be received by Distributor within such fifteen (15) days. All amendments shall be in writing and, except as provided above, executed by both Parties.

15.       Termination. This agreement may be terminated by either Party, without penalty, upon ten (10) days’ prior written notice to the other Party. Any unfulfilled obligations hereunder, and all obligations of indemnification, shall survive the termination of this agreement.

16.        Assignment. This agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign this agreement nor any rights, privileges, duties or obligations hereunder without the prior written consent of the other Party, except that Distributor may assign or transfer this agreement to any broker-dealer which becomes the underwriter of the Company without obtaining Intermediary’s written consent. For the avoidance of doubt, the Parties agree that a change of control of the Distributor shall not constitute an assignment of this agreement.

17.       Notices. All notices and other communications to Distributor shall be sent to it at Three Canal Plaza, Suite 100, Portland, ME 04101, Attn: Legal Department, or at such other address as Distributor may designate in writing. All notices and other communications to Intermediary shall be sent to it at the address set forth below or at such other address as Intermediary may designate in writing. All notices required or permitted to be given pursuant to this agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, electronic mail, or by facsimile or similar means of same-day delivery.

18.       Authorization. Each Party represents to the other that (i) all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this agreement as contemplated herein and (ii) the individual that has signed this agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of it with respect to the execution of this agreement.

19.       Directed Brokerage Prohibitions. Neither Party shall direct Fund portfolio securities transactions or related remuneration to compensate Intermediary for any promotion or sale of Shares under this agreement. Distributor also will not directly or indirectly compensate Intermediary in contravention of Rule 12b-1(h) of the 1940 Act.

20.       Shareholder Information. Intermediary shall comply with the requirements set forth on Appendix B regarding the provision of shareholder information pursuant to Rule 22c-2 of the 1940 Act.

21.       Arbitration. Any controversy or claim arising out of or relating to this agreement, or any breach thereof, shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedure. Any arbitration shall be conducted in New York, New York, and each arbitrator shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

22.       No Obligation of Payment. For the avoidance of doubt, and notwithstanding anything to the contrary herein, Distributor shall not be obligated to make any payments pursuant to this agreement.

23.       Miscellaneous. This agreement supersedes any other agreement between the Parties with respect to the offer and sale of Shares and other matters covered herein. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This agreement may be executed in any number of counterparts, which together shall constitute one instrument. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles and shall bind and inure to the benefit of the Parties and their respective successors and assigns. This agreement has been negotiated and executed by the Parties in English. In the event any translation of this agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this agreement to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

WISDOMTREE SECURITIES, INC.s

By:

Name:

Title:

[INTERMEDIARY NAME]

By:

Name:

Title:

Address of Intermediary:

Operations Contact:

Name:

Phone:

Email:

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APPENDIX A

WisdomTree Short-Term Treasury Digital Fund

WisdomTree 3-7 Year Treasury Digital Fund

WisdomTree 7-10 Year Treasury Digital Fund

WisdomTree Long-Term Treasury Digital Fund

WisdomTree Floating Rate Treasury Digital Fund

WisdomTree TIPS Digital Fund

WisdomTree 500 Digital Fund

WisdomTree Technology & Innovation 100 Digital Fund

WisdomTree Short-Duration Income Digital Fund

WisdomTree Treasury Money Market Digital Fund

WisdomTree Siegel Global Equity Digital Fund

WisdomTree Siegel Longevity Digital Fund

WisdomTree Siegel Moderate Digital Fund

WisdomTree Private Credit and Alternative Income Digital Fund

WisdomTree Equity Premium Income Digital Fund

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APPENDIX B

Information Regarding the Provision of Shareholder Information Pursuant to Rule 22c-2

(a).        Agreement to Provide Information. Intermediary shall provide the Fund, upon request, the taxpayer identification number (“TIN”), if known, (or in the case of a non U.S. shareholder, if the TIN is unavailable, the International Taxpayer Identification Number or other government issued identifier) of any or all Shareholder(s) who have purchased, redeemed, transferred, or exchanged Shares held through an account with Intermediary and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request.

i.       Period Covered by Request. Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

ii.       Form and Timing of Response. Intermediary shall transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than five business days, after receipt of a request. If the requested information is not on the Intermediary’s books and records, Intermediary shall use best efforts to: (x) provide or arrange to provide to the Fund the requested information from shareholders who hold an account with an indirect intermediary, including a determination on whether any specific person about whom Intermediary has received information, is itself a financial intermediary; or (y) if directed by the Fund, restrict or prohibit further purchases or exchanges of Shares by a shareholder who has been identified by the Fund as having engaged in transactions of Shares (directly or indirectly) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund. In such instance, Intermediary shall inform the Fund whether it plans to perform (x) or (y). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an “indirect intermediary” has the same meaning as in SEC Rule 22c-2 under the Investment Company Act.

iii.       Limitations on Use of Information. The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Intermediary.

(b)         Agreement to Restrict Trading. Intermediary shall execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder who has been identified by the Fund as having engaged in transactions of the Shares (directly or indirectly through the Intermediary’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

i.       Form of Instructions. Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

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ii.       Timing of Response. Intermediary shall execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Intermediary.

iii.       Confirmation by Intermediary. Intermediary must provide written confirmation to the Fund that instructions have been executed. Intermediary shall provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

(c)	Definitions. For purposes of this Appendix B:

i.       The term “Fund” includes the fund’s investment adviser, principal underwriter and transfer agent. The term does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940 (the “1940 Act”).2

ii.       The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Intermediary.

iii.       The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name or, alternatively, for use with retirement plan recordkeepers, the term means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares.

iv.       The term “written” includes electronic writings and facsimile transmissions.

v.       The term “Intermediary” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.

________________________

2. As defined in SEC Rule 22c-2(b), the term “excepted fund” means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

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